SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2017

YOUNGEVITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54900	90-0890517
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 Boswell Road, Chula Vista, CA 91914
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (619) 934-3980

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02
Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 9, 2017, Youngevity International, Inc. (the “Company”) and the Audit Committee of the Company concluded that the Company’s Consolidated Statements of Cash Flows contained in its Annual Report on Form 10-K for the year ended December 31, 2016 and its quarterly reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016, September 30, 2016 and March 31, 2017 should not be relied upon due to an error in the presentation of cash flow activity under the Company’s factoring facility.

The Company intends to restate the Consolidated Statement of Cash Flows for the year ended December 31, 2016 previously filed by the Company in its Annual Report on Form 10-K for the year ended December 31, 2016 as well as the interim Consolidated Statements of Cash Flows for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, previously filed by the Company in its quarterly reports on Form 10-Q for the same periods, in an amendment to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Form 10-K/A”). Based on the information regarding the affected periods in 2016 that the Company intends to include in its Form 10-K/A, the Company does not intend to file amendments to its quarterly reports on Form 10-Q for such periods at this time. The Company also intends to restate the Consolidated Statement of Cash Flows previously filed in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 in an amendment to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

The restatement adjustments, which will correct an error in the presentation of cash flow activity under the Company’s factoring facility to properly reflect net borrowings and net payments, are anticipated to decrease net cash provided by operating activities in the Consolidated Statements of Cash Flows and increase net cash provided by financing activities, except for the quarter ended March 31, 2016, it is anticipated to increase net cash provided by operating activities and increase net cash used in financing activities. There was no impact to the net increase or decrease in cash or cash balances. There was also no impact to the Consolidated Balance Sheets and Consolidated Statements of Operations.

Pursuant to this Item 4.02(a), the Company's management and Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with the Company's independent registered public accounting firm, Mayer Hoffman McCann P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNGEVITY INTERNATIONAL, INC.

Date: August 14, 2017	By: /s/ David Briskie
Name: David Briskie
Title: Chief Financial Officer